Exhibit 99.1

TradeStation Reports Results for Three and Nine Months Ended December 31, 2021

PLANTATION, FL, January 31, 2022 – TradeStation Group, Inc. (“TradeStation”), the parent company of award-winning self-clearing online brokerages for trading stocks, ETFs, equity and index options, futures, futures options and cryptocurrencies, today announced financial results and certain key metrics for the three and nine months ended December 31, 2021.

TradeStation’s operating and financial results for the three months ended December 31, 2021, the company’s third fiscal quarter, include:

●	Total net revenues of $53.9 million, a 1.8% year-over-year increase

●	178,863 Total Customer Accounts at December 31, 2021, a 36.1% year-over-year increase

●	27,412 Gross New Accounts, an 81.0% year-over-year increase

●	214,690 Daily Average Revenue Trades (DARTs), a 10.2% year-over-year decrease

●	$12.3 billion Total Customer Assets, including $3.0 billion of Total Customer Cash, at December 31, 2021, a 32.7% and 13.0% year-over-year increase, respectively

●	Increase in total expenses of 39.1% year over year, and net loss of $11.3 million, as the company continues to invest in marketing and headcount to support its shift to a higher-revenue-growth strategy

“We continue to make progress on our investment in marketing to grow our account base, as well as in product initiatives that will enhance our award-winning, multi-asset platform to support our customers’ goal of claiming their financial edge,” said John Bartleman, Chief Executive Officer of TradeStation. “Given the unusually high level of trading volume during the first year of the COVID-19 pandemic, which included our prior-year third fiscal quarter, our year-over-year increase in revenue is a testament to our ability to grow our business, as well as to the considerable skills and efforts of TradeStation’s truly first-rate employees.”

Results of Operations and Key Metrics for the Three Months and Nine Months Ended December 31, 2021

Revenue

TradeStation had total net revenues of $53.9 million for the three months ended December 31, 2021, a 1.8% increase over the three months ended December 31, 2020. Revenue growth resulted from higher trading-related revenue and net interest income, partially offset by lower average trading-related revenue per account and a decrease in subscription and other revenue. Total net revenues grew by 6.9% as compared to the three months ended September 30, 2021, driven primarily by an increase in total customer accounts, higher trading-related revenue per account, and an increase in net interest income. For the nine months ended December 31, 2021, TradeStation had total net revenues of $157.0 million, a 2.2% increase over the prior-year nine-month period, driven by higher trading-related revenue and net interest income, partially offset by lower average trading-related revenue per account and a decrease in subscription and other revenue.

Total Customer Accounts and Gross New Accounts

At December 31, 2021, TradeStation had 178,863 Total Customer Accounts, an increase of 36.1% from December 31, 2020, and a 9.9% increase from September 30, 2021.

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

TradeStation added 27,412 Gross New Accounts during the three months ended December 31, 2021, as compared to 15,147 Gross New Accounts added during the three months ended December 31, 2020, an 81.0% increase, and 16,823 Gross New Accounts added during the three months ended September 30, 2021, a 62.9% increase. Gross New Accounts is the total number of new customer accounts opened and funded during the applicable period, and includes for the December 2021 quarter customer crypto accounts opened and funded through a marketing promotion that began December 20, 2021 in which TradeStation makes the initial account funding for the customer (BTC equal to $10.00). Crypto accounts opened under this promotion represented 4,950, or 86.5%, of the 5,725 total gross new crypto accounts added in the month of December. TradeStation will continue to evaluate the success of this crypto account-opening promotion by monitoring the extent to which these TradeStation-initially-funded crypto accounts receive additional deposits from, and account revenues generated by, these customers.

DARTs

For the three months ended December 31, 2021, DARTs were 214,690, a decrease of 10.2% from the three months ended December 31, 2020. This decrease resulted primarily from reduced customer trading activity in the December 2021 quarter as compared to the high level of trading volume in the prior-year three-month period, which was during the first year of the COVID-19 pandemic, partially offset by customer account growth. TradeStation’s DARTs increased by 5.6% in the December 2021 quarter compared to the September 2021 quarter due principally to customer account growth.

Total Customer Assets and Total Customer Cash

Total Customer Assets were $12.3 billion at December 31, 2021, an increase of 32.7% from December 31, 2020 and a 9.0% increase from September 30, 2021, and included Total Customer Cash of $3.0 billion at December 31, 2021, a 13.0% increase from December 31, 2020 and a 3.5% increase from September 30, 2021. If the federal funds target rate increases during the 2022 calendar year as many are anticipating, the company believes the portion of its net interest income generated by the investment of customer cash should increase.

Expenses, Net Income (Loss), Income (Loss) Before Income Taxes, and Adjusted EBITDA

Due primarily to TradeStation’s increased marketing and headcount to implement its revenue growth strategy, total expenses were $69.5 million for the three-month period, and $180.0 million for the nine-month period, ended December 31, 2021, as compared to $50.0 million and $147.4 million for the three- and nine-month periods, respectively, ended December 31, 2020.

Marketing expense for the three months ended December 31, 2021 was $22.7 million, as compared to $4.3 million for the three months ended December 31, 2020, and was $39.6 million for the nine-month period ended December 31, 2021 as compared to $11.9 million for the nine-month period of the prior fiscal year.

TradeStation’s total headcount increased, primarily in product development and information technology, from 511 full-time employees at March 31, 2021 to 714 at December 31, 2021, resulting, together with wage inflation, in employee compensation and benefits expense for the three months ended December 31, 2021 of $24.7 million, as compared to $17.7 million for the three months ended December 31, 2020, and $68.6 million for the nine-month period ended December 31, 2021 as compared to $53.1 million for the nine-month period of the prior fiscal year.

Due principally to the increased marketing and employee compensation and benefits expenses:

●	For the three months ended December 31, 2021, the company had a net loss of $11.3 million, a loss before income taxes of $15.7 million, and negative Adjusted EBITDA of $13.6 million, as compared to net income of $2.1 million, income before income taxes of $2.9 million, and Adjusted EBITDA of $12.4 million for the three months ended December 31, 2020; and

●	For the nine-month period ended December 31, 2021, the company had a net loss of $16.9 million, loss before income taxes of $23.0 million, and negative Adjusted EBITDA of $14.2 million, as compared to net income of $4.5 million, income before income taxes of $6.2 million, and Adjusted EBITDA of $35.3 million for the nine-month period ended December 31, 2020.

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

About TradeStation Group, Inc.

TradeStation has, for decades, provided innovative fintech decision-support analysis and order-placement tools that support self-directed traders and investors in their journeys to claim their financial edge. TradeStation provides award-winning trading and analysis platforms and self-clearing online brokerage services for stocks, ETFs, equity and index options, commodity and financial futures, futures options, and cryptocurrencies. These trading platforms are accessible on desktop, Web and mobile, as well as via API technologies which seamlessly provide access to TradeStation’s brokerage environment through third-party platforms. TradeStation’s offerings also include deep and growing learning content designed to build confidence among those new to investing and hone the skills of seasoned traders.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, NSCC, DTC, OCC, NFA & CME) offers self-clearing equities, options, futures and futures options brokerage services as a licensed securities broker-dealer and futures commission merchant (FCM) and is a member of major equities and futures exchanges in the United States. TradeStation Crypto, Inc. offers self-clearing cryptocurrency brokerage services under federal and state money services business, money-transmitter and similar registrations and licenses. TradeStation Crypto, Inc. is not subject to NFA’s regulatory oversight and examinations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect TradeStation’s current views with respect to, among other things, the future operations and financial performance of TradeStation. Forward-looking statements in this communication may be identified by the use of words such as “anticipating,” “believes,” “can,” “continue,” “continuously,” “enhance,” “expects,” “hope,” “in progress,” “intends,” “may,” “over time,” “planned,” “seeks,” “should,” “strategic,” “target,” “think,” “try,” “try to,” “will” and similar terms and phrases. Forward-looking statements contained in this communication include, but are not limited to, statements as to (i) the success of TradeStation’s efforts regarding its revenue growth strategy, including the success of marketing expenditures and campaigns and approaches, increasing headcount to support its revenue growth strategy and its ability to grow its customer account base generally and the pace at which such growth is, or is not, accomplished, (ii) ongoing volume levels of customer trading activity and trading-related revenue generated, (iii) the success of TradeStation’s crypto account-opening/marketing promotion, and whether crypto customer accounts added through such promotion will provide further funding or deposits to, or trade in, such accounts, (iv) whether TradeStation’s planned product and service enhancements, including those recently launched or currently in progress, will be considered valuable or attractive by customers and customer prospects, or completed timely, or at all, and (v) whether federal fund target interest rates will increase, and if so when, whether the effective interest rates will match the target rates, and whether TradeStation will be able to benefit through increased net interest income if those rates increase.

The forward-looking statements contained in this communication are based on the current expectations of TradeStation and its management and are subject to risks and uncertainties. No assurance can be given that future developments affecting TradeStation will be those that are anticipated. Actual results may differ materially from current expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the control of TradeStation. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them.

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

Such factors include, but are not limited to: changes in general economic or political conditions; changes in the markets that TradeStation targets; slowdowns in securities or cryptocurrency trading or shifting demand for securities or cryptocurrency trading products; the impact of the ongoing COVID-19 pandemic; the evolving digital asset market, including the regulation thereof; possible regulations that further limit, or eliminate, the ability of TradeStation to accept payment for order flow or similar rebates; any change in laws applicable to TradeStation or any regulatory or judicial interpretation thereof; and other factors, risks and uncertainties, including those under the heading “Risk Factors” in publicly-available SEC filings made by TradeStation. Intentions or expectations disclosed in forward-looking statements may not be achieved and the recipient of this communication should not place undue reliance on such forward-looking statements. Any forward-looking statement made in this communication speaks only as of the date hereof. TradeStation undertakes no obligation to update, revise or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Proposed Business Combination

As previously announced, TradeStation Group, Inc. (the “Company”) and Quantum FinTech Acquisition Corporation (“Quantum”) have entered into agreements to effect a business combination (the “Business Combination”). This presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of the Company, Quantum, the combined company or any of their respective affiliates. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be effected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this presentation.

In connection with the proposed Business Combination between the Company and Quantum, the Company has filed a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) that includes a proxy statement / prospectus relating to the offer of the securities to be issued to Quantum. Investors, security holders and other interested persons are advised to read the Registration Statement and proxy statement / prospectus and any amendments thereto, and other relevant documents that are filed with the SEC carefully and in their entirety because they will contain important information about the Company, Quantum and the proposed Business Combination. The definitive proxy statement / prospectus will be mailed to stockholders of Quantum as of a record date to be established for voting on the proposed Business Combination. Investors, security holders and other interested persons will also be able to obtain copies of the Registration Statement and other documents containing important information about the Business Combination and the parties to the Business Combination once such documents are filed with the SEC, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Quantum FinTech Acquisition Corp., 4221 W. Boy Scout Blvd., Suite 300, Tampa, FL 33607, Attention: Investor Relations or by email at IR@qftacorp.com.

Quantum and the Company, their respective directors and executive officers and certain investors may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of Quantum and their ownership is set forth in Quantum’s filings with the SEC, including its final prospectus relating to its initial public offering in February 2021, which is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Quantum shareholders in connection with the proposed Business Combination, including the Company’s directors and executive officers and certain investors, will be contained in the Registration Statement for the Business Combination when available.

Contacts

Investors:

ir@tradestation.com

Media:

Madison Roberts

281-684-9857

madison.roberts@fleishman.com

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

TRADESTATION GROUP, INC.

Consolidated Statements of Income

(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Trading-related revenue	$41,466	$39,860	$121,334	$118,299
Subscription and other revenue	1,096	2,462	4,402	6,449
Total non-interest income	42,562	42,322	125,736	124,748
Interest income	14,067	11,476	37,959	31,209
Interest expense	(2,771)	(912)	(6,688)	(2,311)
Net interest income	11,296	10,564	31,271	28,898
Total net revenues	53,858	52,886	157,007	153,646

Expenses:
Employee compensation and benefits	24,692	17,736	68,628	53,050
Cost of services provided	8,225	7,790	25,186	24,439
Communications	3,843	3,723	11,508	10,497
Marketing	22,705	4,318	39,595	11,949
Professional services	1,720	1,601	8,123	4,729
Occupancy and equipment	4,402	3,592	12,329	9,815
Depreciation and amortization	2,636	2,589	7,983	7,476
Amortization of intangibles	2,222	2,236	6,693	6,707
Interest expense on borrowings	841	681	2,293	2,402
Other expense (income)	(1,752)	5,725	(2,348)	16,365
Total expenses	69,534	49,991	179,990	147,429

Income (loss) before income taxes	(15,676)	2,895	(22,983)	6,217
Income tax expense (benefit)	(4,334)	791	(6,037)	1,695
Net income (loss)	$(11,342)	$2,104	$(16,946)	$4,522

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

Key Performance Metrics

	As of December 31,
	2021	2020
Total Customer Accounts	178,863	131,431
Total Customer Assets ($ millions)	$12,286	$9,259
Total Customer Cash ($ millions)	$2,984	$2,641

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Daily Average Revenue Trades (DARTs)	214,690	239,089	210,802	214,694
Gross New Accounts	27,412	15,147	66,528	51,828

Total Customer Accounts is the number of customer brokerage accounts with a positive account balance.

Total Customer Assets is total cash and assets held in customer accounts.

Total Customer Cash is the aggregate cash held in customer accounts.

Daily Average Revenue Trades (DARTs) are computed as follows: In computing DARTs, a revenue trade means one completed customer equities, options, futures, or crypto trade, regardless of the number of shares, contracts, or units included in such trade, and includes trades completed under “zero commission” plans (which are supported by payment-for-order-flow, or “PFOF,” revenue). Each “side” of a futures trade is counted as one revenue trade. Partial fills of an equities order on the same day are aggregated and counted as one revenue trade.

Gross New Accounts is the total number of new customer accounts opened and funded during the applicable period.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table presents a reconciliation of net income (loss), the most comparable GAAP measure, to Adjusted EBITDA.

TradeStation utilizes Adjusted EBITDA in the management of its business and operation. Adjusted EBITDA represents net income (loss) attributable to TradeStation before income tax provision (benefit), net interest expense, depreciation and amortization, and for the periods presented has excluded certain other expenses or items, including swap fair value gains (losses), certain severance expenses, write-offs of software, certain contractual settlements and cryptocurrency timing gains and losses.

TradeStation Group Reports Results for Three and Nine Months Ended December 31, 2021

These items are excluded from TradeStation’s Adjusted EBITDA measures because these items are non-cash in nature or because the amount or timing of these items is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. TradeStation believes Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its results of operations, and also provide a useful measure for period-to-period comparisons of its business performance. Moreover, TradeStation has included Adjusted EBITDA in this announcement because it is a key measurement used by its management internally to make operating decisions, including those related to operating expenses, evaluating performance and performing strategic planning and annual budgeting. However, TradeStation does not consider Adjusted EBITDA in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020

Net Income (loss)	$(11,342)	$2,104	$(16,946)	$4,522
Income tax expense (benefit)	(4,334)	791	(6,037)	1,695
Depreciation and amortization	4,858	4,825	14,676	14,183
Interest expense	841	681	2,293	2,402
EBITDA	(9,977)	8,401	(6,014)	22,802
Adjustments:
Severance expense (1)	-	-	-	1,700
Crypto timing gains and losses (2)	(299)	3,969	(34)	10,759
Gain on investment (3)	(3,321)	-	(8,146)	-
Adjusted EBITDA	$(13,597)	$12,370	$(14,194)	$35,261

(1)	“Severance expense” related to a planned reduction-in-force that occurred in the June 2020 fiscal quarter
(2)	“Crypto timing gains and losses” related to temporary gains or losses for crypto assets recognized due to certain mark-to-market adjustments, but later offset (netted to zero) as the asset positions were closed out
(3)	“Gain on investment” related to appreciation of a minority investment made by the company in a digital assets vendor firm.